UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_______________________

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-0491904
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Waters Park Drive, Suite 98
San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of Class)

This Registration Statement on Form 8-A is being filed by China Armco Metals, Inc., a Nevada corporation (the “Company”), in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing of the Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of Registrant’s Securities to be Registered.

The following description of the Company’s Common Stock, is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company’s common stock is set forth under “Description of Capital Stock” in the Company’s registration statement on Form S-1 (File No. 333-153418), filed with the U.S. Securities and Exchange Commission on September 11, 2008 and declared effective on September 26, 2008 (the “Registration Statement”).

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant as filed with the Secretary of State of Nevada(1)

3.2	By-laws of the Registrant(1)

4.1	Form of Warrant(2)

(1)	Filed as equivalent exhibit number to the Registrant’s Registration Statement on Form SB-2 filed on August 27, 2007 (File no. 333-145712) and incorporated herein by reference.
(2)	Incorporated herewith by reference to the Registrant’s Current Report on Form 8-K filed on July 31, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2010	CHINA ARMCO METALS, INC.

	By:	/s/ Kexuan Yao
Kexuan Yao, Chief Executive Officer